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                                EXHIBIT (8)(b)(4)

                   AMENDMENT NO. 20 TO PARTICIPATION AGREEMENT
                              (AEGON/TRANSAMERICA)

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                               AMENDMENT NO. 20 TO
                          PARTICIPATION AGREEMENT AMONG
                      AEGON/TRANSAMERICA SERIES FUND, INC.,
                      TRANSAMERICA LIFE INSURANCE COMPANY,
                       AUSA LIFE INSURANCE COMPANY, INC.,
                     PEOPLES BENEFIT LIFE INSURANCE COMPANY,
               TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY AND
                 TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

     Amendment No. 20 to the Participation Agreement among AEGON/Transamerica Series Fund, Inc., (the "Fund"), Transamerica Life Insurance Company ("Transamerica"), AUSA Life Insurance Company, Inc. ("AUSA Life"), Peoples Benefit Life Insurance Company ("Peoples"), Transamerica Occidental Life Insurance Company ("TOLIC") and Transamerica Life Insurance and Annuity Company ("TALIAC") dated July 1, 1992, as amended ("Participation Agreement").

     WHEREAS, Transamerica, has registered or will register certain variable annuity contracts (the "Contracts") and certain variable life insurance policies (the "Policy") under the Securities Act of 1933; and

     WHEREAS, Transamerica Life Insurance Company of New York ("TONY"), an affiliate of Transamerica, AUSA Life, Peoples, TOLIC and TALIAC has registered or will register certain variable annuity contracts and/or variable life insurance policies (both the contracts and policies, collectively, "Policies") under the Securities Act of 1933; and

     WHEREAS, Transamerica has, by resolution of its Board of Directors, duly organized and established the Separate Account VA K, Separate Account VA H, Separate Account VA G, Separate Account VA-2L and Separate Account VL A and TONY has, by resolution of its Board of Directors, duly organized and established the Separate Account VA-2LNY (the "Accounts") as segregated asset accounts to receive, set aside and invest assets attributable to net premiums and payments received under the Contracts and Policy and such variable annuity contracts and variable life insurance policy will be partly funded by the Fund; and

     WHEREAS, Transamerica and TONY has registered or will register the Accounts as unit investment trusts under the Investment Company Act of 1940, as amended; and

     WHEREAS, to the extent permitted by applicable insurance law and regulation, Transamerica and TONY intend to purchase shares in one or more of the portfolios of the Fund to fund their respective Contracts and Policy on behalf of the Accounts, as specified in Schedule A attached to this Amendment, as such Schedule A is amended by this Amendment No. 20, and as Schedule A may be amended from time to time; and

     WHEREAS, each of the current parties is desirous of adding Transamerica New York as a party, subject to the same terms and conditions, to the Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED that Transamerica, through its separate accounts, Separate Account VA K, Separate Account VA H, Separate Account VA G, Separate Account VA-2L and Separate Account VL A and TONY, through its separate account, Separate Account VA-2LNY, will purchase and redeem shares issued by the Fund, subject to the terms and conditions of the Participation Agreement. It is also agreed that Schedule A to the Participation Agreement is hereby amended to add the Separate Account VA K, Separate Account VA H, Separate Account VA G, Separate Account VA-2L, Separate Account VL A and

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Separate Account VA-2LNY, as additional "Accounts;" to add the Retirement Income
Builder Variable Annuity, Retirement Income Builder III Variable Annuity,
Dreyfus Advisor Advantage Variable Annuity, Dreyfus Access Advantage Variable Annuity, Dreyfus/Transamerica Triple Advantage(R) Variable Annuity contracts and the Transamerica Variable Life policy issued by Transamerica and the Dreyfus/Transamerica Triple Advantage(R) Variable Annuity (NY) contract issued by TONY, to the list of "Policies;" and to delete reference to the Transamerica Landmark ML Variable Annuity contract from the list of "Policies;" and to add the Van Kampen Money Market Portfolio, the Van Kampen Asset Allocation
Portfolio, the Van Kampen Active International Allocation Portfolio, the Transamerica U.S. Government Securities Portfolio, the Transamerica Growth Opportunities Portfolio, the Transamerica Equity Portfolio, Transamerica Convertible Securities Portfolio, the T. Rowe Price Growth Stock Portfolio, the
T. Rowe Price Equity Income Portfolio, the Protected Principal Stock Portfolio, the PIMCO Total Return Portfolio, the Moderately Aggressive Asset Allocation Portfolio, the Moderate Asset Allocation Portfolio, the MFS High Yield
Portfolio, the Jennison Growth Portfolio, the Janus Growth II Portfolio, the Janus Balanced Portfolio the J.P. Morgan Enhanced Index Portfolio, the Dreyfus Small Cap Value Portfolio, the Conservative Asset Allocation Portfolio, the Capital Guardian Value Portfolio, the Capital Guardian U.S. Equity Portfolio, the Capital Guardian Global Portfolio, and the Aggressive Asset Allocation Portfolio to the list of "Portfolios", to delete reference to the C.A.S.E.
Growth Portfolio and to delete reference to the AEGON Balanced Portfolio, to change the name of the J.P. Morgan Real Estate Securities Portfolio to Clarion Real Estate Securities Portfolio, to change the name of the NWQ Value Equity Portfolio to PBHG/NWQ Value Select Portfolio, to change Pilgrim Baxter Mid Cap Growth to PBHG to Mid Cap Growth and to change the name of the J.P. Morgan Money Market Portfolio to Transamerica Money Market Portfolio of the
AEGON/Transamerica Series Fund, Inc.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2002.

TRANSAMERICA LIFE INSURANCE COMPANY       AEGON/TRANSAMERICA SERIES FUND, INC.
By its authorized officer                 By its authorized officer


By: /s/ Larry N. Norman                   By: /s/ John K. Carter
    ----------------------------------        ----------------------------------
    Larry N. Norman                           John K. Carter
    Title: President                          Title: Vice President, Secretary
                                                     and General Counsel

AUSA LIFE INSURANCE COMPANY, INC.         PEOPLES BENEFIT LIFE INSURANCE COMPANY
By its authorized officer                 By its authorized officer


By: /s/ Larry N. Norman                   By: /s/ Larry N. Norman
    ----------------------------------        ----------------------------------
    Larry N. Norman                           Larry N. Norman
    Title: Vice President                     Title: Executive Vice President

TRANSAMERICA OCCIDENTAL LIFE INSURANCE    TRANSAMERICA LIFE INSURANCE AND
COMPANY                                   ANNUITY COMPANY
By its authorized officer                 By its authorized officer

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By: /s/ Priscilla I. Hechler              By: /s/ Priscilla I. Hechler
    ----------------------------------        ----------------------------------
    Priscilla I. Hechler                      Priscilla I. Hechler
    Title: Assistant Vice President           Title: Assistant Vice President
           and Assistant Secretary                   and Assistant Secretary

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                               AMENDED SCHEDULE A
                              Effective May 1, 2002
                    Account(s), Policy(ies) and Portfolio(s)
                     Subject to the Participation Agreement

Accounts:     Separate Account VA B
              Separate Account VA BNY
              Mutual Fund Account
              Separate Account VA A
              Separate Account VA C
              Separate Account VA D
              Retirement Builder Variable Annuity Account
              AUSA Life Insurance Company, Inc. Separate Account C
              Peoples Benefit Life Insurance Company Separate Account V
              Legacy Builder Variable Life Separate Account
              AUSA Series Life Account
              AUSA Series Annuity Account
              Transamerica Occidental Life Separate Account VUL-3
              Separate Account VA E
              Separate Account VA F
              Transamerica Occidental Life Separate Account VUL-4
              Transamerica Occidental Life Separate Account VUL-5
              Transamerica Life Insurance and Annuity Company on behalf of its
               Separate Account VA-8
              Separate Account VA J
              Transamerica Occidental Life Separate Account VUL-6
              TA PPVUL 1
              Separate Account K
              Separate Account H
              Separate Account G
              Separate Account VA-2LNY
              Separate Account VA-2L
              Separate Account VL A

Policies:     Transamerica Landmark Variable Annuity
              AUSA Landmark Variable Annuity
              The Atlas Portfolio Builder Variable Annuity
              Transamerica EXTRA Variable Annuity
              Transamerica Access Variable Annuity
              Retirement Income Builder II Variable Annuity
              AUSA & Peoples - Advisor's Edge Variable Annuity
              Peoples - Advisor's Edge Select Variable Annuity
              Legacy Builder Plus
              AUSA Financial Freedom Builder
              Transamerica Elite
              Privilege Select Variable Annuity
              Estate Enhancer Variable Life

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                         AMENDED SCHEDULE A (continued)

Policies (continued):

              TransSurvivor Life Variable Universal Life
              TransMark Optimum Choice Variable Annuity
              TransUltra(R) Variable Universal Life
              AUSA Freedom Elite Builder
              AUSA Premier Variable Annuity
              Immediate Income Builder II
              Premier Asset Builder Variable Annuity
              TransAccumulator VUL cv
              AUSA Freedom Wealth Protector
              Advantage V
              Retirement Income Builder Variable Annuity
              Retirement Income Builder III Variable Annuity
              Dreyfus Advisor Advantage Variable Annuity
              Dreyfus Access Advantage Variable Annuity
              Dreyfus/Transamerica Triple Advantage(R) Variable Annuity (NY) Dreyfus/Transamerica Triple Advantage(R) Variable Annuity Transamerica Variable Life

Portfolios:   AEGON/Transamerica Series Fund, Inc.
                   Janus Growth
                   AEGON Bond
                   Transamerica Money Market
                   Janus Global
                   LKCM Strategic Total Return
                   Van Kampen Emerging Growth
                   Alger Aggressive Growth
                   Federated Growth & Income
                   PBHG/NWQ Value Select
                   GE U.S. Equity
                   Clarion Real Estate Securities
                   T. Rowe Price Dividend Growth
                   T. Rowe Price Small Cap
                   Goldman Sachs Growth
                   PBHG Mid Cap Growth
                   Salomon All Cap
                   Dreyfus Mid Cap
                   Third Avenue Value
                   Transamerica Value Balanced
                   Great Companies - America (sm)
                   Great Companies - Technology (sm)
                   Value Line Aggressive Growth

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                         AMENDED SCHEDULE A (continued)

Portfolios:   AEGON/Transamerica Series Fund, Inc. (continued)

                   Gabelli Global Growth
                   Great Companies - Global/2/
                   LKCM Capital Growth
                   American Century International
                   American Century Income & Growth
                   Munder Net50
                   BlackRock Large Cap Value
                   BlackRock Mid Cap Growth
                   BlackRock Global Science & Technology
                   Aggressive Asset Allocation
                   Capital Guardian Global
                   Capital Guardian U.S. Equity
                   Capital Guardian Value
                   Conservative Asset Allocation
                   Dreyfus Small Cap Value
                   J.P. Morgan Enhanced Index
                   Janus Balanced
                   Janus Growth II
                   Jennison Growth
                   MFS High Yield
                   Moderate Asset Allocation
                   Moderately Aggressive Asset Allocation
                   PIMCO Total Return
                   Protected Principal Stock
                   T. Rowe Price Equity Income
                   T. Rowe Price Growth Stock
                   Transamerica Equity
                   Transamerica Convertible Securities
                   Transamerica Growth Opportunities
                   Transamerica U.S. Government Securities
                   Van Kampen Active International Allocation
                   Van Kampen Asset Allocation
                   Van Kampen Money Market